Exhibit 10.9

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSE AGREEMENT

BY AND AMONG

NEOS THERAPEUTICS, INC.

AND

SHIRE LLC

DATED AS OF JULY 23, 2014

1

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) dated this the 23rd day of July, 2014 (the “Effective Date”) is hereby entered into by and between Shire LLC, a Kentucky company with offices located at 9200 Brookfield Court, Florence, KY 41402 (“Shire”), and Neos Therapeutics, Inc., a corporation organized and existing under the laws of Delaware with offices located at 2940 North Highway 360 #100, Grand Prairie, TX 75050 (“Neos”).  Each of Shire and Neos is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

R E C I T A L S:

WHEREAS, Shire Development Inc., an Affiliate of Shire, is the owner of New Drug Application No. 21-303, which was approved by the FDA (as defined below) for the manufacture and sale of Adderall® XR for the treatment of attention deficit hyperactivity disorder;

WHEREAS, Neos submitted the Neos NDA to the FDA under § 505(b)(2) of the Act (as defined below) with a paragraph IV certification seeking approval to engage in the commercial Manufacture, use, and sale of the Neos Product (as defined below);

WHEREAS, Shire and Neos are parties to a certain Settlement Agreement of even date herewith (the “Settlement Agreement”), pursuant to which Shire and Neos are settling pending litigation; and

WHEREAS, Neos is seeking to obtain a license to United States Patent Nos. RE 42,096, RE 41,148 and 6,913,768;

WHEREAS, pursuant to the Settlement Agreement, Shire and Neos have agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                      Definitions

1.1.                            “Act” shall mean the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time, and the rules, regulations and guidelines promulgated thereunder.

1.2.                            “Affiliate” shall mean a Person that controls, is controlled by or is under common control with a Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such Person, whether by the ownership of at least fifty percent (50%) of the voting interest of such Person (it being understood that the direct or indirect ownership of a lesser percentage of such interest shall not necessarily preclude the existence of control), or by contract or otherwise.

1.3.                            “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by Law to close.

1.4.                            “Commercially Reasonable Efforts” shall mean efforts and diligence in accordance with the subject Party’s reasonable and sound business, legal, medical and scientific judgment and in accordance with the efforts and resources such Party would use in other aspects of its business that have similar commercial value and market potential, taking into account the competitiveness of the marketplace, the business life-cycle, the proprietary position of the company and the profitability of the pertinent product.

1.5.                            “Compound” shall mean the amphetamine polistirex active pharmaceutical ingredient in the Neos Product of the Neos NDA as of the Effective Date.

1.6.                            “Confidential Information” shall mean any scientific, technical, formulation, process, Manufacturing, clinical, non-clinical, regulatory, Marketing, financial or commercial information or data relating to the business, projects, employees or products of either Party and provided by one Party to the other by written, oral, electronic or other means in connection with this Agreement.  For the avoidance of doubt, this Agreement and each of its terms is Confidential Information.

1.7.                            “Covenant Not to Sue” shall have the meaning assigned to such term in Section 3.2.

1.8.                            “FDA” shall mean the United States Food and Drug Administration or any successor agency thereof.

1.9.                            “Force Majeure” shall mean any circumstances reasonably beyond a Party’s control, including, without limitation, acts of God, civil disorders or commotions, acts of aggression, acts of terrorism, fire, explosions, floods, drought, war, sabotage, embargo, unexpected safety or efficacy results obtained with the Neos Product, utility failures, supplier failures, material shortages, labor disturbances, a national health emergency, or appropriations of property.

1.10.                     “GAAP” shall mean generally accepted accounting principles in effect in the United States from time to time, consistently applied.

1.11.                     “Governmental Authority” shall mean any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (i) any government of any country, or (ii) a federal, state, province, county, city or other political subdivision thereof.

1.12.                     “Label” shall mean any Package (immediate container) labeling designed for use with a product, including the package insert for such product that is approved by the FDA, and “Labeled” or “Labeling” shall have the correlated meaning.

1.13.                     “Law” or “Laws” shall mean all laws, statutes, rules, codes, regulations, orders, judgments and/or ordinances of any Governmental Authority.

1.14.                     “License” shall have the meaning assigned to such term in Section 2.1.

1.15.                     “Licensed Patents” shall mean United States Reissued Patent Nos. RE 42,096 and RE 41,148, and United States Patent No. 6,913,768 and any patent that issues as a result of a reexamination, inter partes review or reissue thereof.

1.16.                     “Losses” means any liabilities, damages, costs or expenses, including reasonable attorneys’ fees and expert fees, incurred by any Party that arise from any claim, lawsuit or other action by a Third Party.

1.17.                     “Manufacture” shall mean all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, including but not limited to manufacturing Compound or supplies for development, manufacturing Neos Product for commercial sale, packaging, in-process and finished product testing, release of product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of product, ongoing stability tests and regulatory activities related to any of the foregoing, and “Manufactured” or “Manufacturing” shall have the correlated meaning.

1.18.                     “Market” shall mean to distribute, promote, advertise, import, market and sell, to a Third Party and “Marketing” or “Marketed” shall have the correlated meaning.

1.19.                     “NDA” shall mean a New Drug Application filed with the FDA pursuant to and under 21 U.S.C. § 355(b) of the Act, together with the FDA’s implementing rules and regulations.

1.20.                     “Neos NDA” shall mean NDA 204326, and any amendment or supplement thereto.

1.21.                     “Neos Product” shall mean the extended release orally disintegrating tablets of the Compound developed, made, used, sold, offered for sale, imported or exported pursuant to the Neos NDA.

1.22.                     “Net Sales” shall mean [***]

[***]

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[***]

[***]

[***]

[***]

[***]

[***]

1.23.                     “Party” or “Parties” shall have the meaning assigned to such term in the recitals.

1.24.                     “Package” shall mean all primary containers, including bottles, cartons, shipping cases or any other like matter used in packaging or accompanying a product, and “Packaged” or “Packaging” shall have the correlated meaning.

1.25.                     “Person” shall mean any individual, partnership, association, corporation, limited liability company, trust, or other legal person or entity.

1.26.                     “Regulatory Approval” shall mean final Marketing approval by the FDA for the sale and Marketing of a pharmaceutical product in the Territory.

1.27.                     “Shire’s NDA” shall mean Shire’s NDA No. 21-303 and any amendment or supplement thereto.

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

1.28.                     “Term” shall have the meaning assigned to such term in Section 12.1.

1.29.                     “Territory” shall mean the United States of America, and its territories, districts and possessions, including the Commonwealth of Puerto Rico.

1.30.                     “Third Party” or “Third Parties” shall mean any Person or entity other than a Party or its Affiliates.

1.31.                     “Valid Claim” shall mean an issued and unexpired patent claim to the extent such claim has not been revoked, held to be invalid or unenforceable by a court of competent jurisdiction in a final unappealable decision and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, dedication to the public or otherwise.

2.                                      License

2.1.                            Subject to the terms, conditions and limitations hereof, including the conditions set forth in Section 3, Shire hereby grants to Neos a non-exclusive license under the Licensed Patents to develop, make, use, offer to sell, sell, Manufacture, have Manufactured, import, export and Market the Neos Product in the Territory.

2.2.                            The licenses granted in Article 2 of this Agreement are referred to herein as the “License.”  Except to the extent permitted pursuant to Section 13.3, Neos shall not have the right to sublicense, assign or transfer any of its rights under the License.

3.                                      Conditions

3.1.                            (a) Subject to Section 3.1(b), in the event that during the Term Neos challenges the validity or enforceability of any of the Licensed Patents, or otherwise actively assists, enables or participates with any Third Party in challenging the validity or enforceability of any of the Licensed Patents, Shire shall be free to terminate the License, the Covenant Not to Sue and/or this Agreement pursuant to Section 12.2.

(b) Nothing set forth in Section 3.1(a) shall prohibit Neos from: (i) filing [***] a new regulatory application containing a Paragraph IV certification to any or all of the Licensed Patents, [***].

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

3.2.                            Shire covenants that it will not sue, assert any claim or counterclaim against, otherwise participate in any action or proceeding against Neos or any of its shareholders, licensees, sublicensees, customers, suppliers, importers, manufacturers, distributors, insurers, or any heirs, administrators, executors, predecessors, successors, or assigns of the foregoing, or cause or authorize any person or entity to do any of the foregoing, in each case claiming or otherwise asserting that the development, Manufacture, use, sale, offer for sale, exportation, importation or Marketing of the Neos Product under the License infringes the Licensed Patents (the “Covenant Not to Sue”).  Shire will impose the foregoing Covenant Not to Sue on any Third Party to which Shire may transfer any of Licensed Patents. The Covenant Not to Sue shall not apply in the event that Shire validly terminates this Agreement because Neos has breached this Agreement or the Settlement Agreement.

3.3.                            In the event Neos files a new NDA that references data from Shire’s NDA, [***].  This Section 3.3 shall not apply to any Abbreviated New Drug Application filed by Neos that references data from Shire’s NDA.

3.4.                            [***].  For the avoidance of doubt, Neos specifically reserves the right to conduct the activities set forth in Section 3.1(b).

4.                                      Marketing of Neos Product

4.1.                            Neos shall, at its sole cost and expense, utilize all Commercially Reasonable Efforts in Marketing the Neos Product in the Territory to maximize sales of the Neos Product.

4.2.                            It is the intent of the Parties that Neos will seek to sell Neos Product for [***].  Neos will have sole discretion, however, in [***].  Neos also agrees that if it prices Neos Product in order to gain or maintain sales of other products, then for purposes of calculating the payments due hereunder, the Net Sales of such Neos Product shall be adjusted to [***].

5.                                      Approval Fee; Shire Net Sales Share

5.1.                            Neos will pay Shire a lump-sum, non-refundable fee of [***] [***] due and payable no later than thirty (30) days after receiving Regulatory Approval for the Neos NDA.

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

5.2.                            Neos shall pay a royalty to Shire of [***] of Net Sales of the Neos Product sold in the Territory during the Term.

5.3.                            Payments due under this Section 5 shall be made [***].  All such payments shall include a report detailing the calculation of gross sales, Net Sales and the royalties payable hereunder.

5.4.                            Maintenance of Records.  During the Term, and for a period of [***] thereafter, Neos shall keep at either its normal place of business, or at an off-site storage facility, detailed, accurate and up to date:

(a)                                 records and books of account sufficient to confirm the calculation of the Net Sales and royalties payable hereunder; and

(b)                                 information and data contained in any invoices or reports accompanying any payment to Shire provided to Shire in connection with this Agreement.

5.5.                            Inspection.  On [***] notice from Shire, Neos shall make all such records, books of account, information and data concerning this Agreement for a period of [***] prior to the date of notice available for inspection during normal business hours by an independent accounting firm selected by Shire and reasonably acceptable to Neos (the “external auditor”) for the purpose of general review or audit; provided that Shire may not request such inspection more than once in any calendar year.  Upon reasonable belief of discrepancy or dispute, Shire’s external auditors shall be entitled to take copies or extracts from such records, books of account, information and data (but only to the extent related to the contractual obligations set out in this Agreement) during any review or audit, provided the external auditor signs a confidentiality agreement with Neos providing that such records, books of account, information and data shall be treated as Confidential Information which may be disclosed to Shire.  The external auditor shall only disclose to Shire the results of the external auditors’ audit, which results shall be concurrently disclosed to Neos.  Any underpayment or overpayment of amounts due hereunder as reflected by the external auditor’s results shall be promptly paid or refunded by the applicable Party.

5.6.                            Inspection Costs.  Shire shall be solely responsible for its costs in making any such review and audit, unless Shire identifies a discrepancy in the calculation of the royalties paid to Shire under this Agreement in any calendar year from those properly payable for that calendar year of [***], in which event Neos shall be solely responsible for the reasonable cost of such review and audit and pay Shire any payment due.  All information disclosed by Neos pursuant to this Section 5 shall be deemed Confidential Information.

6.                                      Confidentiality

6.1.                            Confidentiality Obligation.  The Parties, their Affiliates and their respective employees, directors, officers, consultants, attorneys and contractors shall keep and maintain as confidential any Confidential Information supplied by the other Party

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

during the Term.  The confidentiality and non-disclosure obligations contained in this Agreement shall not apply to the extent that such Confidential Information is:

(a)                                     at the time of disclosure by one Party to the other, in the public domain or otherwise publicly known;

(b)                                     after disclosure by one Party to the other becomes part of the public domain, other than by breach by a Party of any obligation of confidentiality;

(c)                                      information which the receiving Party can establish by competent evidence was already in its possession at the time of receipt or was independently developed by the receiving Party; or

(d)                                     received from a Third Party who was lawfully entitled to disclose such information free of an obligation of confidentiality.

6.2.                            Exceptions.  Notwithstanding Section 6.1, in addition to any disclosure allowed under Section 13.5 the Party receiving Confidential Information may disclose such Confidential Information to the extent that such disclosure has been ordered by a court of law or directed by a Governmental Authority, provided that, the disclosure is limited to the extent ordered or directed and wherever practicable, the Party that owns the Confidential Information has been given sufficient written notice in advance to enable it to seek protection or confidential treatment of such Confidential Information.  Additionally, Neos may also disclose the existence of this License Agreement to potential business partners who have agreed to maintain the confidentiality of such a disclosure.

6.3.                            Expiration of Confidentiality.  The confidentiality obligation contained in this Section 6 shall survive the termination or expiry of this Agreement for a period of [***] years from termination or expiration.

6.4.                            Disclosure.  If a Party is subpoenaed or otherwise requested by any Person including, without limitation, any Governmental Authority to give testimony or provide information which in any way relates to this Agreement or discloses the terms of this Agreement, such Party shall give the other Party prompt notice of such request, and unless otherwise required by Law, shall make no disclosure until such other Party has had a reasonable opportunity to contest the right of the requesting Person to such disclosure.  The Parties shall provide each other with all reasonable cooperation and generally make its employees available to give testimony or to provide reasonable assistance in connection with any lawsuits, claims, proceedings and investigations relating to this Agreement.

6.5.                            Relief.  The Parties agree that equitable relief, including injunctive relief and specific performance, is appropriate in enforcing the confidentiality provisions of this Agreement. In the event of any such action to construe this provision, the prevailing Party will be entitled to recover, in addition to any charges fixed by the court, its costs and expenses of suit, including reasonable attorney’s fees.  Such remedies shall not be deemed to be the exclusive remedies for a breach of this provision, but shall be in addition to all other remedies available at law or equity.

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

7.                                      Representations and Warranties of Both Parties

With respect to Sections 7.1 and 7.2 below, each of Shire and Neos represents, warrants, and covenants, to the other Party that:

7.1.                            Organization and Authority.  Such Party is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.  Such Party has the requisite corporate power and authority to enter into this Agreement.  Such Party has the requisite corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder.  The execution and delivery of this Agreement and the performance by such Party of its obligations hereunder have been authorized by all requisite corporate action on its part.  This Agreement has been validly executed and delivered by such Party, and, assuming that such documents have been duly authorized, executed and delivered by the other Party, constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

7.2.                            Consents and Approvals; No Violations.

(a)                                     Except as otherwise set forth in this Agreement or the Settlement Agreement, no material filing with, and no material permit, authorization, consent, or approval of or from, any Governmental Authority is required to be obtained by or on behalf of such Party of the transactions contemplated by this Agreement, except for those filings, permits, authorizations, consents or approvals, the failure of which to be made or obtained would not materially impair such Party’s ability to consummate the transactions contemplated hereby or materially delay the consummation of the transactions contemplated hereby.

(b)                                 Neither the execution nor the delivery of this Agreement by such Party, nor the performance by such Party of its obligations hereunder, will (i) violate the certificate of incorporation, by-laws or other organizational document of such Party; (ii) conflict in any material respect with or result in a material violation or breach of, or constitute a material default under, any material contract, agreement or instrument to which such Party is a party; or (iii) violate or conflict in any material respect with any material Law, rule, regulation, judgment, order or decree of any court or Governmental Authority applicable to such Party, except in the case of clause (ii) or (iii) for violations, breaches or defaults which would not have a material adverse effect on such Party’s ability to consummate the transactions contemplated hereby.

8.                                      Representations and Warranties of Shire

Shire represents, warrants and covenants to Neos that:

8.1.                            Licensed Patents.  Shire represents that it is the owner of the Licensed Patents. Shire represents that it has the right to grant to Neos the License to the License Patents as provided hereunder.

9.                                      Indemnities

9.1.                            Indemnity by Shire.  Shire shall defend, indemnify and hold harmless each of Neos and its Affiliates and its and their directors, officers, employees and contractors (“Neos Party”) from and against any and all Losses, (“Shire Liability”) arising from or in connection with:

(a)                                     [***]

(b)                                     the breach by Shire of any of its representations or warranties contained in this Agreement;

except, in each case, to the extent that the Shire Liability is caused by the negligence, breach of the terms of this Agreement, or willful misconduct of a Neos Party.

9.2.                            Indemnity by Neos.  Neos shall defend, indemnify and hold harmless each of Shire and its Affiliates and its and their directors, officers, employees and contractors (“Shire Party”) from and against any and all Losses (“Neos Liability”) arising from or in connection with:

(a)                                     [***]

(b)                                     [***]

(c)                                      the breach by Neos of any of its representations or warranties contained in this Agreement; or

(d)                                     any misuse by a Neos Party of Shire’s company name or logo or other trademark;

(b)                                 except, in each case, to the extent that the Neos Liability is caused by the negligence, breach of the terms of this Agreement, or willful misconduct of a Shire Party.

9.3.                            Control of Proceedings.  A Party seeking indemnification hereunder shall provide prompt written notice to the other Party (and, in any event, within thirty (30) days) of the assertion of any claim against such Party as to which indemnity is to be requested hereunder.  The indemnifying Party shall have the sole control over the defense of any Claim, provided that, the indemnifying Party shall obtain the written

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

consent of the indemnified Party prior to settling or otherwise disposing of such Claim if as a result of the settlement or Claim disposal the indemnified Party’s interests are in any way adversely affected.

9.4.                            No Admissions.  The indemnified Party shall not make any payment or incur any expenses in connection with any Neos Liability or Shire Liability (as the case may be), or make any admissions or do anything that may compromise or prejudice the defense of any Claim without the prior written consent of the indemnifying Party.

9.5.                            Claim Information.  Each Party shall promptly:

(a)                                     inform the other by written notice of any actual or threatened Claim to which Sections 9.1 or 9.2 apply;

(b)                                     provide to the other Party copies of all papers and official documents received in respect of any such Claim; and

(c)                                      cooperate as reasonably requested by the other Party in the defense of any such Claim.

9.6.                            Contributory Negligence.  If any Shire Liability or Neos Liability is caused by the negligence of both Shire and Neos, the apportionment of liability shall be shared equally between the Parties and each Party shall be responsible for its own defense and its own costs including, but not limited to, the cost of defense attorneys’ fees and witnesses’ fees and expenses incident thereto.

9.7.                            Limitation of Liability.  [***].

9.8.                            Limitation on Representations, Warranties and Indemnification.  NEITHER PARTY SHALL BE DEEMED TO MAKE ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, EXCEPT AS SPECIFICALLY SET FORTH HEREIN.  ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED BY EACH PARTY.

10.                               Force Majeure

10.1.                     Force Majeure.  Neither Party shall be entitled to terminate this Agreement or shall be liable to the other under this Agreement for loss or damages attributable to any Force Majeure, provided the Party affected shall give prompt notice thereof to the other Party.  Subject to Section 10.2, the Party giving such notice shall be

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

excused from such of its obligations hereunder for so long as it continues to be affected by Force Majeure.

10.2.                     Continued Force Majeure. If any Force Majeure continues unabated for a period of at least ninety (90) days, the Parties shall meet to discuss in good faith what actions to take or what modifications should be made to this Agreement as a consequence of such Force Majeure in order to alleviate its consequences on the affected Party.

11.                               Trademarks and Trade Names

11.1.                     Neos shall have no right to use any trademark or trade dress of Shire and shall have no rights to any other intellectual property of Shire or its Affiliates other than to the extent of the License.  The foregoing shall not prohibit Neos from making ordinary reference to the products and their accompanying trademarks identified in Shire’s NDA as may be necessary in filing and prosecuting any application for regulatory approval for any Neos product.

12.                               Term and Termination

12.1.                     Term.  Unless sooner terminated in accordance with the terms hereof, the term of this Agreement shall extend from the Effective Date until the expiration of the last Valid Claim within the Licensed Patents (the “Term”).

12.2.                     Termination by Shire.  [***].

12.3.                     Termination by Either Party.  Either Party shall be entitled to terminate this Agreement by written notice to the other if:

(a)                                     the other Party commits a material breach of this Agreement, and fails to remedy it within sixty (60) days of receipt of notice from the first Party of such breach and of its intention to exercise its rights under this Section 12.3; or

(b)                                     an order is made or a resolution is passed for the winding up of the other Party (other than voluntarily for the purposes of solvent amalgamation or reconstruction) or an order is made for the appointment of an administrator to manage the other Party’s affairs, business and property or if a receiver (which expression shall include an administrative receiver) is appointed over any of the other Party’s assets or undertaking or if circumstances arise which entitle the court or a creditor to appoint a receiver or manager or which entitle the court to make a winding-up order or if a voluntary arrangement is proposed in respect of the other Party or if the other Party takes or suffers any similar or analogous action in consequence of debt, and such order, appointment or similar action is not removed within ninety (90) days.

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

12.4.                     Effect of Termination.  In the event of expiry or termination of this Agreement for any reason, each Party shall promptly return to the other Party all Confidential Information provided to it or its Affiliates during the Term or destroy and certify the destruction to the other Party of such Confidential Information.  Each Party may keep one (1) copy of any Confidential Information in a secure location for compliance purposes.

12.5.                     Liability on Termination.  The termination or expiry of this Agreement shall not release either of the Parties from any liability which at the time of termination or expiry has already accrued to the other Party, nor affect in any way the survival of any other right, duty or obligation of the Parties which is expressly stated elsewhere in this Agreement to survive such termination or expiry.

12.6.                     Surviving Sections.  The provisions of Sections 1, 5, 6, 9, 11, 12 and 13 and any other provisions necessary and proper to give effect to the intention of the Parties as to the effect of the Agreement after termination, shall continue in force in accordance with their respective terms notwithstanding expiry or termination of this Agreement for any reason.

13.                               Miscellaneous

13.1.                     Notice.

(a)                                     Any notice or other document given under this Agreement shall be in writing in the English language and shall be given by hand or sent by prepaid airmail, or by confirmed fax transmission to the address of the receiving Party as set out in Section 13.2 below unless a different address or fax number has been notified to the other in writing for this purpose.

(b)                                     Each such notice or document shall:

(i)                               if sent by hand, be deemed to have been given when delivered at the relevant address;

(ii)                           if sent by prepaid mail, be deemed to have been given five (5) days after posting; or

(iii)                       if sent by confirmed fax transmission be deemed to have been given when transmitted, provided that, a confirmatory copy of such fax transmission shall have been sent by prepaid overnight mail within twenty-four (24) hours of such transmission.

13.2.                     Address for Notice.  The address for services of notices and other documents on the Parties shall be:

To Shire Address:	To Neos Address:
Shire LLC	Neos Therapeutics, Inc.

725 Chesterbrook Boulevard Wayne, PA 19087	2940 N. Highway 360 Grand Prairie, TX 75050
Attention:	Attention:
Chief IP Counsel	Chief Executive Officer
Fax:	Fax:
(484) 595-8663	(972) 408-1143

13.3.                     Assignment.

(a)                                     Subject to Section 13.3(b) and (c), Neos shall not sublicense, assign or transfer the License or any of its rights or obligations under this Agreement.

(b)                                     The License shall, upon Shire’s written consent, [***] in the case where Shire does not consent [***], Shire will provide Neos with written rationale detailing its basis for such non-consent.  [***].

(c)                                      In addition, Neos shall be entitled, without prior written consent of Shire, to [***].

(d)                                     Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

(e)                                      Any sublicense, assignment or transfer in contravention of the terms of this Agreement shall be null and void.

13.4.                     Amendment.  This Agreement may not be varied, changed, waived, discharged or terminated, except by an instrument in writing signed by the Party

*                                         Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

against which enforcement of such variation, change, waiver, discharge or termination is sought.

13.5.                     Public Announcements.  Except as set forth in Section 5 of the Settlement Agreement, the terms of the Settlement Documents shall be maintained in confidence by the Parties except that: (i) a Party may issue a press release after a reasonable opportunity to review and comment by the other Party; (ii) pursuant to an appropriate protective order Shire may disclose such terms as may be necessary or useful in connection with any patent litigation or other legal proceeding relating to the Patents; and (iii)  as otherwise required by Law, including without limitation SEC reporting requirements, or by the rules or regulations of any stock exchange that the Parties are subject to. Notwithstanding anything to the contrary in this Agreement, the Parties understand and agree that either Party, may, if so required, disclose some or all of the information included in this Agreement or other Confidential Information of the other Party (i) in order to comply with its obligations under the Law, including the United States Securities Act of 1933, the United States Securities Exchange Act of 1934, (ii) the listing standards or agreements of any national or international securities exchange or The NASDAQ Stock Market or other similar Laws of a Governmental Authority, (iii) to respond to an inquiry of a Governmental Authority or regulatory authority as required by Law, or (iv) in a judicial, administrative or arbitration proceeding.  In any such event the Party making such disclosure shall (A) provide the other Party with as much advance notice as reasonably practicable of the required disclosure, (B) cooperate with the other Party in any attempt to prevent or limit the disclosure, and (C) limit any disclosure to the specific purpose at issue.

13.6.                     Superiority of Agreement.  The Parties agree that the provisions of this Agreement, together with any amendments hereto, shall prevail over any inconsistent statements or provisions contained in any prior discussions, arrangements or comments between the Parties and in any documents passing between the Parties, including, but not limited to, any forecast, purchase order, purchase order revision, acknowledgment, confirmation or notice.  It is agreed that:

(a)                                     neither Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party which is not expressly set out in this Agreement;

(b)                                     neither Party shall have any remedy in respect of misrepresentation or untrue statement made by the other Party or for any breach of warranty which is not contained in this Agreement;

(c)                                      this Section 13.6 shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation; and

(d)                                     notwithstanding the foregoing, the Settlement Agreement shall be deemed of equal dignity to this Agreement and this Agreement shall be construed together with the Settlement Agreement in a consistent manner as reflecting a single intent and purpose.

13.7.                     Governing Law.  This Agreement shall be governed by and construed in accordance with the internal Laws of the State of New York, without giving effect to principles of conflicts of law.  The Parties irrevocably agree that the federal district courts in the state of New York shall have exclusive jurisdiction to deal with any disputes arising out of or in connection with this Agreement and that, accordingly, any proceedings arising out of or in connection with this Agreement shall be brought in the U.S. District Court for the Southern District of New York.  Notwithstanding the foregoing, if there is any dispute for which the federal district courts in the state of New York do not have subject matter jurisdiction, the state courts in New York shall have jurisdiction.

13.8.                     Agreement Costs.  Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

13.9.                     Counterparts.  This Agreement may be executed in any number of counterparts and may be executed by the Parties on separate counterparts, each of which is an original but all of which together constitute the same instrument.

13.10.              Severability.  If and to the extent that any provision of this Agreement is held to be illegal, void or unenforceable, such provision shall be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

13.11.              Relationship of the Parties. In making and performing this Agreement, the Parties are acting, and intend to be treated, as independent entities; and nothing contained in this Agreement shall be construed or implied to create an agency, partnership, joint venture, or employer and employee relationship between Shire and Neos.  Except as otherwise provided herein, neither Party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other Party.

13.12.              Construction.  The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.  Shire and Neos acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.   Whenever used herein, the words “include,” “includes” and “including” shall mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively.  The masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates. With respect to any particular action or agreement, the use of the words “Shire shall” or “Shire will” herein shall also mean “Shire shall cause” the particular action to be performed.  Similarly, with respect to any particular action or agreement, the use of the words “Neos shall” or “Neos will” herein shall also mean “Neos shall cause” the particular action to be performed.  Nothing in this Agreement shall operate to exclude any provision implied into this Agreement by Law and which may not be excluded by Law or limit or exclude any liability, right or remedy to a greater extent than is permissible under Law.

13.13.              Dispute Resolution.

(a)                                     Preliminary Process.  If there is a disagreement between the Parties as to the interpretation of this Agreement or in relation to any aspect of the performance by either Party of its obligations under this Agreement, the Parties shall, within ten (10) Business Days of receipt of a written request from either Party, meet in good faith and try to resolve the disagreement without recourse to legal proceedings.

(b)                                     Escalation of Dispute.  If resolution of the disagreement does not occur within five (5) Business Days after such meeting, the matter shall be escalated to applicable Neos and Shire Presidents (or similarly ranking senior executive) for resolution.

(c)                                      Equitable Relief.  Nothing in this Section 13.13 restricts either Party from immediately seeking an equitable remedy or either Party’s freedom to seek urgent relief to preserve a legal right or remedy, or to protect a proprietary or trade secret right, or to otherwise seek legal remedies through any available channel if resolution is not otherwise achieved under this Section 13.13.

13.14.              Cumulative Rights.  The rights and remedies of each of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general law.

13.15.              No Third Party Benefit.  This Agreement shall be binding upon and inure solely to the benefit of the Parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or Persons any right, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

13.16.              Further Assurance.  Each of the Parties shall do, execute and perform and shall procure to be done and perform all such further acts, deeds, documents and things as the other Party may reasonably require from time to time to give full effect to the terms of this Agreement.

13.17.              Waiver.  No failure or delay by either Party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

[Signature Page Follows]

[Signature Page to License Agreement]

IN WITNESS WHEREOF, the undersigned have executed this License Agreement as of the Effective Date.

SHIRE LLC

By:	/s/ Mike Chapman
Name: Mike Chapman
Title: President

NEOS THERAPEUTICS, INC.

By:	/s/ Vipin Garg
Vipin Garg
President & Chief Executive Officer